SECURITIES AND EXCHANGE COMMISSION Washington, D.C.  20549

                               FORM 8-K

                            Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): June 3, 1996

                            CATERPILLAR INC.
          (Exact name of registrant as specified in its charter)

                               Delaware
              (State or other jurisdiction of incorporation)

                                1-768
                      (Commission File Number)

                             37-0602744
                      (IRS Employer I.D. No.)

                  100 NE Adams Street, Peoria, IL
              (Address of principal executive offices)

                                61629
                             (Zip Code)

     Registrant's telephone number, including area code:  (309)675-1000)



Item 5.		Other Events

Caterpillar Inc. and Emerson Electric Co. announced today they have reached agreement and received applicable regulatory approval on a joint venture for the development and manufacture of diesel generator sets. Caterpillar will take an equity position in Emerson's subsidiary, F.G. Wilson (Engineering) Ltd., a leading packager of diesel powered generator sets in Europe.

"We're please to announce this agreement with Emerson which will benefit both our customers and stockholders. F.G. Wilson has a proven track record as a cost-effective supplier of electric power generation equipment. This investment demonstrates Caterpillar's commitment to remain competitive in the growing worldwide industry for electric power generation," said Gerald Shaheen, vice president of Caterpillar's Engine Division.

Caterpillar, headquartered in Peoria, Illinois, is the world's largest manufacturer of construction and mining equipment, natural gas engines and industrial gas turbines, and is a leading global supplier of diesel engines. The company's engine segment accounts for about 30 percent of total company sales, which totaled over $16 billion in 1995.

F.G. Wilson, based in Larne, Northern Ireland, was acquired by Emerson in 1994 and is a leading United Kingdom exporter. Emerson Electric Co., headquartered in St. Louis, Missouri, manufacturers a broad range of electrical, electronic and related products for commercial, industrial and consumer markets. Fiscal 1995 sales totaled $10.0 billion.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



CATERPILLAR INC.



By:    /s/R. Rennie Atterbury III
           Vice President

Date:  June 4, 1996